SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

September 24, 2004

Date of Report (date of earliest event reported)

Pervasive Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices)

(512) 231-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

On September 24, 2004, Pervasive Software Inc. (the “Company”) entered into a Lease Agreement with Carr Texas OP, LP (the “Landlord”) pursuant to which the Company will lease approximately 91,000 square feet for use as its principal headquarters. The lease agreement replaces the Company’s current lease with the Landlord which was terminated as described below. The material terms and conditions of the new lease are set forth on page 2 of the lease which is attached hereto as Exhibit 10.1.

ITEM 1.02

On September 24, 2004, the Company and Landlord entered into a Cancellation and Release Agreement that terminated the Company’s original lease dated April 2, 1998 and entered into the lease described above. The Company paid the Landlord $2,290,000 in satisfaction of the Company’s obligations under the original lease. The cancellation fee was previously accrued by the Company and is reflected in the Company’s consolidated balance sheet as of June 30, 2004 under the heading “Deferred Rent and Lease Related Accruals.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2004

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr Chief Financial Officer

EXHIBIT INDEX

10.1 Lease Agreement between Carr Texas OP, LP a Delaware limited partnership and Pervasive Software Inc.